UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015 (July 15, 2015)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

(a)    On July 15, 2015, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board, approved an amendment to the Company’s By-laws (the “By-Laws”). The amendment to the By-Laws adds a new Article XI, which provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the New Jersey Business Corporation Act or the Certificate of Incorporation of the Company or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine, shall be the United States District Court for the District of New Jersey, or in the event that court lacks jurisdiction to hear such action, the Superior Court of the County of Monmouth.
The preceding is qualified in its entirety by reference to the By-Laws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:	Not applicable.

(b)	Pro forma financial information:	Not applicable.

(c)	Exhibits

Exhibit Number	Description
3.2	By-Laws of New Jersey Resources Corporation, as amended through July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 17, 2015
By: Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	By-Laws of New Jersey Resources Corporation, as amended through July 15, 2015.